UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

PermRock Royalty Trust

(Exact name of registrant as specified in the

Amended and Restated PermRock Royalty Trust Agreement)

Delaware (State or other jurisdiction of incorporation or organization)	001-38472 (Commission File Number)	82-6725102 (I.R.S. Employer Identification Number)

Simmons Bank, Trustee P.O. Box 470727 Fort Worth, Texas (Address of principal executive offices)	76147 (Zip Code)

Registrant’s telephone number, including area code: (855) 588-7839

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On April 18, 2019, PermRock Royalty Trust (the “Trust”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other things, a cash distribution to record holders of its trust units representing beneficial interests in the Trust (“Trust Units”) as of April 30, 2019 and payable on May 14, 2019 in the aggregate amount of $0.054990 per Trust Unit, based principally upon production during the month of February 2019.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMROCK ROYALTY TRUST By: Simmons Bank, as Trustee

By:	/s/ Lee Ann Anderson
Lee Ann Anderson Senior Vice President

Date:    April 18, 2019

(The Trust has no directors or executive officers.)